Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
FOR IMMEDIATE RELEASE          7/25/2006 10:36:47 AM
Colonial Properties Trust reports earnings for second quarter 2006
BIRMINGHAM, Ala., July 27, 2006 — Colonial Properties Trust (NYSE: CLP), a real estate investment trust that owns a portfolio of multifamily, office and retail properties, reported results for the quarter ending June 30, 2006.
Net income available to common shareholders was $28.5 million or $0.62 per fully diluted share for the quarter, compared to $7.8 million or $0.20 per fully diluted share in the same period in 2005. The increase from the prior year is primarily attributable to an increase in gains on sales of property in the second quarter 2006 and a reduction in amortization of intangible assets related to the merger of Cornerstone Realty Income Trust in April, 2005. Year-to-date earnings per fully diluted share (EPS) were $0.74 compared to $2.38 for the prior year.
Funds from operations (FFO), a widely accepted measure of REIT performance, were $49.7 million, up from $44.2 million in the same period a year ago. Funds from operations per fully diluted share/unit (FFOPS) were $0.88 for both the second quarter of 2005 and 2006. Solid operating performance and gains recognized from the sale of condominiums in the second quarter of 2006 were offset by the write-off of preferred share issuance costs and the reduction in the company’s overall leverage of approximately 450 basis points from the second quarter of 2005. Year-to-date FFOPS were $1.69 compared to $1.77 for the same period in 2005. A reconciliation of net income available to common shareholders to FFO is provided in the attached tables.
“We are pleased with the operating results produced in each of our divisions and with the strength that property fundamentals continue to demonstrate,” said Reynolds Thompson, the company’s chief executive officer. “While our operating businesses continue to perform well, rising interest rates as well as a delay we experienced in condominium closings resulted in second quarter FFOPS falling below the quarterly guidance range we provided. A delay in getting required state approvals and rising insurance costs contributed to the lower number of closings. Our success with condominium conversion projects in Charleston and Orlando continue to make the conversion business attractive to us. However, the slowdown in the overall housing market as well as tighter lending criteria makes the velocity of sales difficult to predict.”

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Highlights for the second quarter of 2006:
Corporate:
•	Achieved positive growth year-to-date in same-property net operating income (NOI) for each operating division: multifamily, 6.6 percent; office, 2.2 percent and retail, 8.0 percent compared to the same period in 2005;

•	Recognized $0.03 of EPS and FFOPS contribution from management and development fees;

•	Recognized $0.03 of EPS and FFOPS from out parcel land sales;

•	Redeemed our outstanding $50 million 9.25% Series C Cumulative Redeemable Preferred Shares and recorded a write off of issuance cost of $0.03 of EPS and FFOPS; and

•	Paid quarterly dividend of $0.68 per common share/unit.
Multifamily:
•	Recognized a 5.4 percent increase in same-property NOI for the second quarter of 2006, the eleventh consecutive quarter of year-over-year same-property NOI growth for Colonial Properties’ multifamily division;

•	Reported occupancy of 95.9 percent for stabilized properties; reported occupancy on same-property portfolio of 96.1 percent;

•	Announced two new Class A apartment communities totaling 404 units, one in Charlotte N.C. with 250 units and one in Memphis, Tenn. with 154 units;

•	Acquired four multifamily communities totaling 1,650 units in key Sunbelt markets of Dallas Texas, Atlanta, GA and Charlotte, N.C.; and

•	Disposed of one wholly-owned apartment community in Norfolk Va. and one partially-owned community in Phoenix, Ariz.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Office:
•	Reported a 3.3 percent decrease in NOI on a same-property basis compared to second quarter of 2005;

•	Posted occupancy on stabilized properties of 92.3 percent, a 30 basis point increase over the previous quarter; reported occupancy on same-property portfolio of 95.6 percent, a 30 basis point increase sequentially and a 150 basis point increase over the second quarter 2005; and

•	Delivered Colonial Center 300, a 150,000 square foot speculative building started in September 2005 at Colonial Town Park in Orlando, Fla., 95 percent leased; and

•	Sold 85% of one wholly-owned office property representing 877,000 square feet in Atlanta, Ga. and three partially-owned properties totaling 535,000 square feet.
Retail:
•	Realized a 12.0 percent increase in same-property NOI for the second quarter compared to the second quarter of 2005; and

•	Reported occupancy for stabilized properties of 91.9 percent, up 170 basis points from the prior quarter and up 70 basis points from the second quarter of 2005; posted occupancy for the same-property portfolio of 92.6 percent, a 230 basis point increase sequentially and a 200 basis point increase over the same period in the prior year.
For Sale:
•	Recognized $0.11 of EPS and $0.09 FFOPS contribution from the sales of residential units; and

•	Acquired Randal Park in Orlando, Fla. for $39.5 million, totaling 712 acres with 384 developable acres for a new mixed-use community.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Portfolio Overview — As of June 30, 2006
Multifamily: The company owns or manages 44,757 units comprised of 106 wholly-owned properties totaling 32,641 units and 32 partially-owned properties with 9,353 units. Additionally, the company provides third-party management services for 2,763 units.
Office: Colonial Properties owns or manages 19.7 million square feet of office space. The company’s office portfolio includes 31 wholly-owned properties and 27 partially-owned properties that together total 18.8 million square feet. The company manages 7 additional office properties totaling 0.9 million square-feet.
Retail: The company owns or manages 11.9 million square feet of retail space. The portfolio includes 35 wholly-owned and 14 partially-owned retail properties totaling 11.5 million square feet. The company manages an additional 4 retail centers with 0.4 million square feet of space.
EPS and FFO Per Share Guidance
The company’s guidance for 2006 fully diluted EPS and FFOPS is set forth and reconciled below.

	Full-Year 2006 Range
	Low - High
Fully Diluted EPS	$1.43	-	$1.95

Plus: Real Estate

Depreciation & Amortization	3.20	-	3.20

Less: Gain on Sale of Assets	(0.85)	-	(1.25)

Fully Diluted FFOPS	$3.78	-	$3.90

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
“We remain optimistic about the remainder of 2006 due to the strength of our operating businesses and the variety of opportunities that we have to produce earnings in our taxable REIT subsidiary. While we are cautious about the slowing housing market and its impact on condominium sales, we have opportunities in land sales and merchant building to offset potential shortfalls in the condominium business.” Thompson said. “As we have previously discussed, by 2010 we expect that 75-80% of our NOI will be derived from our multifamily portfolio. Our commercial activities will focus on development and opportunistic value creation and we will continue to increase our investments in mixed-use projects. We will provide more insight into our future plans when the management team hosts our Investor Day in New York on October 3, 2006.”
For additional details of disposition and investment activities, see the company’s detailed Supplemental Financial Highlights available on the company’s website.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, July 27 at 1:00 pm Central Time. The call will include a review of the company’s second quarter performance and discussion of the company’s strategy and expectations for the future.
To participate, dial 1-877-500-9123. A replay will be available for one week by dialing 1-800-642-1687; the Conference ID will be 1207214. Access to the live call and a replay will be available through the company’s website at www.colonialprop.com under “Investor Relations: Shareholder Information.”
Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the Company’s website at www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Investor Relations at 800-645-3917.
Colonial Properties Trust, through its subsidiaries, owns a portfolio of multifamily, office and retail properties where you live, work and shop in the Sunbelt. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. The company has a total market capitalization of approximately $5.6 billion. As of June 30, the company owns or manages 44,757 apartment units, 19.7 million square feet of office space and 11.9 million square feet of retail shopping space. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, visit www.colonialprop.com.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings, by definition, and certain other statements in this press release may, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which we have made investments; changes in operating costs; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
- # # # -
CONTACT: Barbara M. Pooley, senior vice president, investor relations, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2006
BALANCE SHEET

	As of	As of
($ in 000s)	6/30/2006	12/31/2005
ASSETS
Real Estate Assets
Operating Properties	$3,747,690	$3,974,925
Undeveloped Land & Construction in Progress	338,598	202,052

Total Real Estate, before Depreciation	4,086,288	4,176,977

Less: Accumulated Depreciation	(427,145)	(453,365)
Real Estate Assets Held for Sale, net	254,039	367,372

Net Real Estate Assets	3,913,182	4,090,984

Cash and Equivalents	29,393	30,615
Restricted Cash	16,695	8,142
Accounts Receivable, net	22,501	28,543
Notes Receivable	55,324	36,387
Prepaid Expenses	18,973	19,549
Deferred Debt and Lease Costs	42,499	50,436
Investment in Unconsolidated Subsidiaries	140,321	123,700
Other Assets	97,634	110,902

Total Assets	$4,336,522	$4,499,258

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$323,531	$210,228
Notes and Mortgages Payable	2,044,625	2,274,620
Mortages Payable Related to Real Estate Assets Held for Sale	61,268	9,502

Total Long-Term Liabilities	2,429,424	2,494,350

Other Liabilities	121,843	138,861

Total Liabilities	2,551,267	2,633,211

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	7,419	8,094

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	—	50,000
Series D 8 1/8%, Preferred Shares	125,000	125,000
Series E 7 5/8%, Preferred Shares	104,760	133,159

Total Preferred Shares and Units, at Liquidation Value	329,760	408,159

Common Equity, including Minority Interest in Operating Partnership	1,448,076	1,449,794

Total Equity, including Minority Interest	1,785,255	1,866,047

Total Liabilities and Equity	$4,336,522	$4,499,258

SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	6/30/2006	12/31/2005
Basic
Shares	45,912	44,857
Operating Partnership Units (OP Units)	10,579	10,872

Total Shares & OP Units	56,491	55,729

Dilutive Common Share Equivalents	473	391

Diluted
Shares	46,385	45,248
Total Shares & OP Units	56,964	56,120

2Q06	- 1 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2006
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
($ in 000s, except per share data)	6/30/2006	6/30/2005		6/30/2006	6/30/2005
Revenue
Minimum Rent	$106,462	$102,905	3.5%	$212,381	$169,624	25.2%
Percentage Rent	322	434	-25.8%	736	1,094	-32.7%
Tenant Recoveries	7,308	8,932	-18.2%	15,161	17,899	-15.3%
Construction Revenues	7,785	—		19,925	—
Other Property Related Revenue	9,162	7,180	27.6%	16,448	10,912	50.7%
Other Non-Property Related Revenue	4,592	2,361	94.5%	8,700	3,346	160.0%

Total Revenue	135,631	121,812	11.3%	273,351	202,875	34.7%

Operating Expenses
Property Operating Expenses:
General Operating Expenses	10,619	9,487	11.9%	21,241	15,121	40.5%
Salaries and Benefits	8,241	7,422	11.0%	16,322	11,069	47.5%
Repairs and Maintenance	10,533	11,101	-5.1%	20,175	18,800	7.3%
Taxes, Licenses, and Insurance	13,864	13,214	4.9%	28,003	21,846	28.2%

Total Property Operating Expenses	43,257	41,224	4.9%	85,741	66,836	28.3%

General and Administrative	10,767	9,707	10.9%	22,281	16,968	31.3%
Construction Expenses	7,657	—		19,026	—
Depreciation	35,517	30,841	15.2%	73,055	52,725	38.6%
Amortization	3,706	22,316	-83.4%	11,440	25,609	-55.3%

Total Operating Expenses	100,904	104,088	-3.1%	211,543	162,138	30.5%

Income from Operations	34,727	17,724	95.9%	61,808	40,737	51.7%

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(31,888)	(35,068)	-9.1%	(64,742)	(58,998)	9.7%
Loss on Retirement of Debt	—	—		(791)	—
Interest Income	2,411	772	212.3%	3,947	982	301.9%
Income (Loss) from Investments	(2,477)	183	-1453.6%	(3,139)	1,008	-411.4%
Gain on Hedging Activities	87	143	-39.2%	2,551	422	504.5%
Gain on Sale of Property, net of income taxes of $808 (QTR) and $1,320 (YTD) in 2006 and $275 (QTR) and $401 (YTD) in 2005	30,770	1,183	2501.0%	38,104	2,082	1730.2%
Income Taxes	(350)	(352)	-0.6%	(1,146)	(436)	162.8%

Total Other Income (Expense)	(1,447)	(33,139)	-95.6%	(25,216)	(54,940)	-54.1%

Income before Minority Interest & Discontinued Operations	33,280	(15,415)	-315.9%	36,592	(14,203)	-357.6%

Minority Interest
Minority Interest of Limited Partners	235	20	1075.0%	116	16	625.0%
Minority Interest in CRLP — Preferred	(1,813)	(1,813)	0.0%	(3,625)	(3,625)	0.0%
Minority Interest in CRLP — Common	(4,568)	5,061	-190.3%	(3,684)	6,749	-154.6%

Total Minority Interest	(6,146)	3,268	-288.1%	(7,193)	3,140	-329.1%

Income from Continuing Operations	27,134	(12,147)	-323.4%	29,399	(11,063)	-365.7%

Discontinued Operations
Income from Discontinued Operations	3,345	6,791	-50.7%	6,589	15,874	-58.5%
Gain (Loss) on Disposal of Discontinued Operations, net of income taxes of $3,321 (QTR) and $4,590 (YTD) in 2006 and $0 in 2005	9,485	26,893	-64.7%	18,923	118,210	-84.0%
Minority Interest in CRLP — Common	(2,106)	(7,215)	-70.8%	(4,375)	(32,503)	-86.5%
Minority Interest of Limited Partners	(1,734)	(267)	549.4%	(2,714)	(492)	451.6%

Income from Discontinued Operations	8,990	26,202	-65.7%	18,423	101,089	-81.8%

Net Income	36,124	14,055	157.0%	47,822	90,026	-46.9%

Dividends to Preferred Shareholders	(5,705)	(6,232)	-8.5%	(11,804)	(9,927)	18.9%

Preferred Share Issuance Costs	(1,924)	—		(2,083)	—

Net Income Available to Common Shareholders	$28,495	$7,823	264.2%	$33,935	$80,099	-57.6%

Earnings per Share — Basic
Continuing Operations	$0.43	$(0.47)	-191.5%	$0.34	$(0.63)	-154.0%
Discontinued Operations	0.20	0.67	-70.1%	0.41	3.01	-86.4%

EPS — Basic	$0.63	$0.20	215.0%	$0.75	$2.38	-68.5%

Earnings per Share — Diluted
Continuing Operations	$0.42	$(0.47)	-189.4%	$0.34	$(0.63)	-154.0%
Discontinued Operations	0.20	0.67	-70.1%	0.40	3.01	-86.7%

EPS — Diluted	$0.62	$0.20	210.0%	$0.74	$2.38	-68.9%

2Q06	- 2 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2006
FIRST QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended			Six Months Ended
($ in 000s, except per share data)	6/30/2006	6/30/2005		6/30/2006	6/30/2005
Net Income Available to Common Shareholders	$28,495	$7,823	264.2%	$33,935	$80,099	-57.6%
Minority Interest in CRLP (Operating Ptr Unitholders)	6,674	2,154	209.8%	8,059	25,755	-68.7%
Minority Interest in Gain/(Loss) on Sale of Undepreciated Property	1,506	—		2,641	—

Total	36,675	9,977	267.6%	44,635	105,854	-57.8%

Adjustments — Consolidated Properties
Depreciation — Real Estate	36,829	34,658	6.3%	76,360	59,885	27.5%
Amortization — Real Estate	3,758	24,720	-84.8%	11,587	28,308	-59.1%
Remove: Gain/(Loss) on Sale of Property, net of Income Tax	(39,297)	(27,520)	42.8%	(55,829)	(117,852)	-52.6%
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Minority Interest (1)	7,052	1,184	495.6%	9,623	2,124	353.1%

Total Adjustments — Consolidated	8,342	33,042	-74.8%	41,741	(27,535)	-251.6%

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	3,979	1,210	228.8%	7,410	2,383	211.0%
Amortization — Real Estate	1,673	2	83550.0%	2,880	3	95900.0%
Remove: Gain/(Loss) on Sale of Property	(960)	—	0.0%	(1,200)	(2,440)	-50.8%

Total Adjustments — Unconsolidated	4,692	1,212	287.1%	9,090	(54)	-16933.3%

Funds from Operations	$49,709	$44,231	12.4%	$95,466	$78,265	22.0%

FFO per Share
Basic	$0.89	$0.88	0.5%	$1.71	$1.77	-3.7%
Diluted	$0.88	$0.88	-0.3%	$1.69	$1.77	-4.6%

(1) The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary.
Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.
The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.
SECOND QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended			Six Months Ended
(shares and units in 000s)	6/30/2006	6/30/2005		6/30/2006	6/30/2005
Basic
Shares	45,424	39,325	15.5%	45,203	33,575	34.6%
Operating Partnership Units (OP Units)	10,693	10,868	-1.6%	10,778	10,604	1.6%

Total Shares & OP Units	56,117	50,193	11.8%	55,981	44,179	26.7%

Dilutive Common Share Equivalents	473	—		485	—

Diluted (1)
Shares	45,897	39,325	16.7%	45,688	33,575	36.1%
Total Shares & OP Units	56,590	50,193	12.7%	56,466	44,179	27.8%
Notes:

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

2Q06	- 3 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Segment Data
($ in 000s, except per share data)
QUARTERLY SEGMENT DATA SUMMARY FOR THREE MONTHS ENDED JUNE 30, 2006 AND 2005

	Revenue			Expense			Net Operating Income (NOI)
	2Q06	2Q05	Change	2Q06	2Q05 (1)	Change	2Q06	2Q05 (1)	Change
MULTIFAMILY PORTFOLIO

Same-Property (2)	$62,577	$59,845	4.6%	$23,864	$23,129	3.2%	$38,713	$36,716	5.4%
Non Same-Property	14,853	20,410	-27.2%	6,952	9,241	-24.8%	7,901	11,169	-29.3%

Total Division	77,430	80,255	-3.5%	30,816	32,370	-4.8%	46,614	47,885	-2.7%

OFFICE PORTFOLIO

Same-Property (2)	21,680	21,768	-0.4%	6,875	6,451	6.6%	14,805	15,317	-3.3%
Non Same-Property	23,822	8,120	193.4%	8,972	2,909	208.4%	14,850	5,211	185.0%

Total Division	45,502	29,888	52.2%	15,847	9,360	69.3%	29,655	20,528	44.5%

RETAIL PORTFOLIO

Same-Property (2)	19,708	17,979	9.6%	5,327	5,134	3.8%	14,381	12,845	12.0%
Non Same-Property	7,122	23,142	-69.2%	2,183	7,514	-70.9%	4,939	15,628	-68.4%

Total Division	26,830	41,121	-34.8%	7,510	12,648	-40.6%	19,320	28,473	-32.1%

TOTAL PORTFOLIO

Same-Property (2)	103,965	99,592	4.4%	36,066	34,714	3.9%	67,899	64,878	4.7%
Non Same-Property	45,797	51,672	-11.4%	18,107	19,664	-7.9%	27,690	32,008	-13.5%

Total	$149,762	$151,264	-1.0%	$54,173	$54,378	-0.4%	$95,589	$96,886	-1.3%

QUARTERLY SEGMENT DATA SUMMARY FOR SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	Revenue			Expense			Net Operating Income (NOI)
	2006	2005 (1)	Change	2006	2005	Change	2006	2005 (1)	Change
MULTIFAMILY PORTFOLIO

Same-Property (2)	$123,535	$118,590	4.2%	$47,668	$47,450	0.5%	$75,867	$71,140	6.6%
Cornerstone Properties (3)		(31,870)			(14,104)			(17,766)
Non Same-Property	31,864	31,802	0.2%	14,410	14,241	1.2%	17,454	17,561	-0.6%

Total Division	155,399	118,522	31.1%	62,078	47,587	30.5%	93,321	70,935	31.6%

OFFICE PORTFOLIO

Same-Property (2)	42,580	41,078	3.7%	13,379	12,517	6.9%	29,201	28,561	2.2%
Non Same-Property	47,344	13,890	240.8%	17,533	4,664	275.9%	29,811	9,226	223.1%

Total Division	89,924	54,968	63.6%	30,912	17,181	79.9%	59,012	37,787	56.2%

RETAIL PORTFOLIO

Same-Property (2)	38,757	36,239	6.9%	10,698	10,261	4.3%	28,059	25,978	8.0%
Non Same-Property	16,422	49,292	-66.7%	4,556	15,550	-70.7%	11,866	33,742	-64.8%

Total Division	55,179	85,531	-35.5%	15,254	25,811	-40.9%	39,925	59,720	-33.1%

TOTAL PORTFOLIO

Same-Property (2)	204,872	195,907	4.6%	71,745	70,228	2.2%	133,127	125,679	5.9%
Cornerstone Properties (3)		(31,870)			(14,104)			(17,766)
Non Same-Property	95,630	94,984	0.7%	36,499	34,455	5.9%	59,131	60,529	-2.3%

Total	$300,502	$259,021	16.0%	$108,244	$90,579	19.5%	$192,258	$168,442	14.1%

2Q06	- 4 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Segment Data
($ in 000s, except per share data)

Notes on following page.

2Q06	- 5 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Segment Data
($ in 000s, except per share data)

Notes:

(1)	The 2005 year-to-date same-property data includes Cornerstone properties that were not owned by the Company during Q105.

(2)	The 2005 same-property data reflects results of the 2006 same-property portfolio, as adjusted for dispositions during year and including straight-line rents.

(3)	In the 2005 year-to-date calculation, Cornerstone 1Q05 same-property results are deducted to arrive at 1Q05 Total Portfolio results due to the fact that the Cornerstone merger was not completed until April 1, 2005.
Revenue is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures. The Company believes Revenue (and other revenue measures aggregating segment data) is useful to investors as a meaningful indicator of property operating performance and current market conditions affecting the Company. Additionally, Revenue is an integral component in calculating Divisional NOI.
Expense is defined as real estate expenses, (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees), including unconsolidated partnerships and joint ventures. The Company believes Expense (and other expense measures aggregating segment data) is useful to investors as a meaningful indicator of property operating expenses. Additionally, Expense is an integral component in calculating Divisional NOI.
Net Operating Income (NOI) is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees). The Company believes NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate NOI on a basis different than the Company. In addition, NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

2Q06	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	Three Months Ended		Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
Divisional Total Revenues
Multifamily	77,430	80,255	155,399	118,522
Office	45,502	29,888	89,924	54,968
Retail	26,830	41,121	55,179	85,531

Total Divisional Revenues	149,762	151,264	300,502	259,021

Less: Unconsolidated Revenues	(16,681)	(5,071)	(32,842)	(9,972)
Discontinued Operations	(9,827)	(26,742)	(22,934)	(49,521)
Construction Revenues	7,785	—	19,925	—
Unallocated Corporate Rev	4,592	2,361	8,700	3,347

Cons. Rev, adj -‘05 Disc Ops	135,631	121,812	273,351	202,875

Add: Add’l Disc Ops Rev, post filing	—	7,067	—	14,611

Total Consol. Rev, per 10-Q / K	135,631	128,879	273,351	217,486

RECONCILIATION OF EXPENSES

	Three Months Ended		Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
Divisional Total Expenses
Multifamily	30,816	32,370	62,078	47,587
Office	15,847	9,360	30,912	17,181
Retail	7,510	12,648	15,254	25,811

Total Divisional Expenses	54,173	54,378	108,244	90,579

Less: Unconsolidated Expense	(6,685)	(2,057)	(12,803)	(4,031)
Discontinued Operations	(4,450)	(11,116)	(10,135)	(19,746)
Other Expense	219	19	435	34

Total Property Operating Exp	43,257	41,224	85,741	66,836
Construction Expenses	7,657	—	19,026	—
General & Administrative Exp	10,767	9,707	22,281	16,968
Depreciation	35,517	30,841	73,055	52,725
Amortization	3,706	22,316	11,440	25,609

Cons. Exp, adj -‘05 Disc Ops	100,904	104,088	211,543	162,138

Add: Add’l Disc Ops Exp,post filing	—	10,223	—	16,133

Total Consol. Exp, per 10-Q / K	100,904	114,311	211,543	178,271

RECONCILIATION OF NOI

	Three Months Ended		Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
Divisional Total NOI
Multifamily	46,614	47,885	93,321	70,935
Office	29,655	20,528	59,012	37,787
Retail	19,320	28,473	39,925	59,720

Total Divisional NOI	95,589	96,886	192,258	168,442

Less: Unconsolidated NOI	(9,996)	(3,014)	(20,039)	(5,941)
Discontinued Operations	(5,377)	(15,626)	(12,799)	(29,775)
Unallocated Corporate Rev	4,592	2,361	8,700	3,347
Construction NOI	128	—	899	—
Other Expense	(219)	(19)	(436)	(34)
G&A Expenses	(10,767)	(9,707)	(22,281)	(16,968)
Depreciation	(35,517)	(30,841)	(73,055)	(52,725)
Amortization	(3,706)	(22,316)	(11,440)	(25,609)

Income from Operations	34,727	17,724	61,807	40,737
Total Other Income (Expense)	(1,447)	(33,139)	(25,215)	(54,940)

Income from Contin’g Ops (1)	33,280	(15,415)	36,592	(14,203)

Disc Ops	—	—	—	—
05 & 06 Disc Ops Other Inc(Exp)	—	(1,354)	—	839

Inc from Cont (1), per 10-Q / K	33,280	(16,769)	36,592	(13,364)

Quarterly NOI from Properties Not Stabilized in that Quarter
Properties in Lease-up or CIP	1,093	1,850	1,508	2,085
Acquisitions	696	787	1,113	2,485

Notes:

(1)	Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.

2Q06	NYSE: CLP